EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         As independent certified public accountants of Radix Marine, Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 13, 2003 in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.

/s/ Jonathon P. Reuben CPA
Jonathon P. Reuben, C.P.A.
Accountancy Corporation

Torrance, California
April 8, 2004